EXHIBIT 23

                        CONSENT OF DELOITTE & TOUCHE LLP



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No.'s 333-44429, 333-85565, 333-77201, 333-43542, 333-47502, and 333-48640 on Form
S-8, in Registration Statement No. 333-55526 on Form S-3, and in Registration Statement No. 333-63891 on Form S-3/A of our report dated March 8, 2001, appearing in this Annual Report on Form 10-K of Comverse Technology, Inc. for the year ended January 31, 2001.



/s/ DELOITTE & TOUCHE LLP

New York, New York
     April 8, 2001